Filed Pursuant to Rule 424(b)(2)
Registration Statement No. 333-178960

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities Offered	Maximum Aggregate Offering Price	Amount of Registration Fee (1)
Contingent Absolute Return Autocallable Optimization Securities linked to the common stock of Alpha Natural Resources, Inc. due March 6, 2013	$17,509,100.00	$2,006.54
Contingent Absolute Return Autocallable Optimization Securities linked to the common stock of The Boeing Company due March 6, 2013	$2,189,200.00	$250.88
Contingent Absolute Return Autocallable Optimization Securities linked to the common stock of The Hartford Financial Services Group, Inc. due March 6, 2013	$12,150,260.00	$1,392.42
Contingent Absolute Return Autocallable Optimization Securities linked to the common stock of International Paper Company due March 6, 2013	$5,309,290.00	$608.44
Contingent Absolute Return Autocallable Optimization Securities linked to the common stock of Wells Fargo & Company due March 6, 2013	$4,980,800.00	$570.80

(1)	Calculated in accordance with Rule 457(r) of the Securities Act of 1933.

PRICING SUPPLEMENT (To Prospectus dated January 11, 2012 and Product Supplement dated January 31, 2012)

UBS AG Contingent Absolute Return Autocallable Optimization Securities

UBS AG $17,509,100 Securities linked to the common stock of Alpha Natural Resources, Inc. due March 6, 2013

UBS AG $2,189,200 Securities linked to the common stock of The Boeing Company due March 6, 2013

UBS AG $12,150,260 Securities linked to the common stock of The Hartford Financial Services Group, Inc. due March 6, 2013

UBS AG $5,309,290 Securities linked to the common stock of International Paper Company due March 6, 2013

UBS AG $4,980,800 Securities linked to the common stock of Wells Fargo & Company due March 6, 2013

Investment Description

UBS AG Contingent Absolute Return Autocallable Optimization Securities (the “Securities”) are unsubordinated, unsecured debt securities issued by UBS AG (“UBS” or the “Issuer”) linked to the common stock of a specific company (the “underlying equity”). The Securities are designed for investors who believe that the price of the underlying equity will remain flat or increase during the term of the Securities, or not close below the trigger price on the final valuation date. If the underlying equity closes at or above the initial price on any observation date, UBS will automatically call the Securities and pay you a call price equal to the principal amount per Security plus a call return. The call return increases the longer the Securities are outstanding. If by maturity the Securities have not been called and the underlying equity closes at or above the trigger price on the final valuation date, UBS will repay your principal amount plus a return equal to the absolute value of the percentage decline of the price of the underlying equity from the trade date to the final valuation date (the “contingent absolute return”). If by maturity the Securities have not been called and the underlying equity closes below the trigger price on the final valuation date, the contingent absolute return will not apply and UBS will repay less than the principal amount, if anything, resulting in a loss on your initial investment that is proportionate to the decline in the price of the underlying equity from the trade date to the final valuation date. Investing in the Securities involves significant risks. The Securities do not pay interest. You may lose some or all of your principal amount. The contingent absolute return, and any contingent repayment of your principal, applies only if you hold the Securities to maturity. Any payment on the Securities, including any repayment of principal, is subject to the creditworthiness of the Issuer. If UBS were to default on its payment obligations you may not receive any amounts owed to you under the Securities and you could lose your entire investment.

Features

❑

Call Return — UBS will automatically call the Securities for a call price equal to the principal amount plus a call return if the closing price of the underlying equity on any observation date is equal to or greater than the initial price. The call return increases the longer the Securities are outstanding. If the Securities are not called, investors will have the potential for downside equity market risk at maturity.

❑

Contingent Absolute Return at Maturity — If by maturity the Securities have not been called and the price of the underlying equity closes at or above the trigger price on the final valuation date, UBS will repay your principal amount plus a return at maturity equal to the contingent absolute return. If the price of the underlying equity closes below the trigger price on the final valuation date, the contingent absolute return will not apply and UBS will repay less than the principal amount, if anything, resulting in a loss on your initial investment that is proportionate to the decline in the price of the underlying equity from the trade date to the final valuation date. The contingent absolute return, and any contingent repayment of your principal, applies only if you hold the Securities until maturity. Any payment on the Securities, including any repayment of principal, is subject to the creditworthiness of UBS.

Key Dates

Trade Date*	February 27, 2012
Settlement Date*	February 29, 2012
Observation Dates**	Quarterly (see page 4)
Final Valuation Date**	February 28, 2013
Maturity Date**	March 6, 2013

*	We expect to deliver each offering of the Securities against payment on or about the second business day following the trade date. Under Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in three business days, unless the parties to a trade expressly agree otherwise.
**	Subject to postponement in the event of a market disruption event. See “Maturity Date” and “Final Valuation Date” under “General Terms of the Securities” in the CARS product supplement.

NOTICE TO INVESTORS: THE SECURITIES ARE SIGNIFICANTLY RISKIER THAN CONVENTIONAL DEBT INSTRUMENTS. THE ISSUER IS NOT NECESSARILY OBLIGATED TO REPAY THE FULL PRINCIPAL AMOUNT OF THE SECURITIES AT MATURITY, AND THE SECURITIES CAN HAVE DOWNSIDE MARKET RISK SIMILAR TO THE UNDERLYING EQUITY. THIS MARKET RISK IS IN ADDITION TO THE CREDIT RISK INHERENT IN PURCHASING A DEBT OBLIGATION OF UBS. YOU SHOULD NOT PURCHASE THE SECURITIES IF YOU DO NOT UNDERSTAND OR ARE NOT COMFORTABLE WITH THE SIGNIFICANT RISKS INVOLVED IN INVESTING IN THE SECURITIES.

YOU SHOULD CAREFULLY CONSIDER THE RISKS DESCRIBED UNDER “KEY RISKS” BEGINNING ON PAGE 7 AND UNDER “RISK FACTORS” BEGINNING ON PAGE PS-14 OF THE CONTINGENT ABSOLUTE RETURN AUTOCALLABLE OPTIMIZATION SECURITIES PRODUCT SUPPLEMENT BEFORE PURCHASING ANY SECURITIES. EVENTS RELATING TO ANY OF THOSE RISKS, OR OTHER RISKS AND UNCERTAINTIES, COULD ADVERSELY EFFECT THE MARKET VALUE OF, AND THE RETURN ON, YOUR SECURITIES. YOU MAY LOSE SOME OR ALL OF YOUR INITIAL INVESTMENT IN THE SECURITIES.

Security Offerings

These terms relate to five separate Securities we are offering. Each of the five Securities is linked to the common stock of a different company and each of the five Securities has a different call return rate, initial price and trigger price. The Securities are offered at a minimum investment of 100 Securities at $10.00 per Security (representing a $1,000 investment) and integral multiples of $10.00 in excess thereof. The performance of each Security will not depend on the performance of any other Security.

Underlying Equity	Equity Ticker	Call Return Rate	Initial Price	Trigger Price	CUSIP	ISIN
Common stock of Alpha Natural Resources, Inc.	ANR	15.60% per annum*	$19.73	$9.87, which is 50% of the Initial Price	9026M0267	US9026M02673
Common stock of The Boeing Company	BA	9.70% per annum*	$75.21	$60.17, which is 80% of the Initial Price	9026M0242	US9026M02426
Common stock of The Hartford Financial Services Group, Inc.	HIG	18.92% per annum*	$20.49	$14.34, which is 70% of the Initial Price	9026M0275	US9026M02756
Common stock of International Paper Company	IP	13.40% per annum*	$33.91	$25.43, which is 75% of the Initial Price	9026M0234	US9026M02343
Common stock of Wells Fargo & Company	WFC	13.00% per annum*	$31.03	$23.27, which is 75% of the Initial Price	9026M0259	US9026M02590

*	If the Securities are called, your call return will vary depending on the observation date on which the Securities are called.

See “Additional Information about UBS and the Securities” on page 2. The Securities will have the terms set forth in the Contingent Absolute Return Autocallable Optimization Securities (“CARS”) product supplement relating to the Securities, dated January 31, 2012, the accompanying prospectus and this pricing supplement.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these Securities or passed upon the adequacy or accuracy of this pricing supplement, or the accompanying product supplement or prospectus. Any representation to the contrary is a criminal offense. The Securities are not deposit liabilities of UBS and are not FDIC insured.

Offering of Securities	Issue Price to Public		Underwriting Discount		Proceeds to UBS
	Total	Per Security	Total	Per Security	Total	Per Security
Securities linked to the common stock of Alpha Natural Resources, Inc.	$17,509,100.00	$10.00	$262,636.50	$0.15	$17,246,463.50	$9.85
Securities linked to the common stock of The Boeing Company	$2,189,200.00	$10.00	$32,838.00	$0.15	$2,156,362.00	$9.85
Securities linked to the common stock of The Hartford Financial Services Group, Inc.	$12,150,260.00	$10.00	$182,253.90	$0.15	$11,968,006.10	$9.85
Securities linked to the common stock of International Paper Company	$5,309,290.00	$10.00	$79,639.35	$0.15	$5,229,650.65	$9.85
Securities linked to the common stock of Wells Fargo & Company	$4,980,800.00	$10.00	$74,712.00	$0.15	$4,906,088.00	$9.85

UBS Financial Services Inc. Pricing Supplement dated February 27, 2012	UBS Investment Bank

Additional Information about UBS and the Securities

UBS has filed a registration statement (including a prospectus, as supplemented by a product supplement for the securities we may offer, including the Securities) with the Securities and Exchange Commission, or SEC, for the offerings to which this pricing supplement relates. Before you invest, you should read these documents and any other documents relating to the Securities that UBS has filed with the SEC for more complete information about UBS and these offerings. You may obtain these documents for free from the SEC website at www.sec.gov. Our Central Index Key, or CIK, on the SEC website is 0001114446. Alternatively, UBS will arrange to send you these documents if you so request by calling toll-free 800-722-7370.

You may access these documents on the SEC website at www.sec.gov as follows:

♦	CARS product supplement dated January 31, 2012:

http://www.sec.gov/Archives/edgar/data/1114446/000119312512030973/d291373d424b2.htm

♦	Prospectus dated January 11, 2012:

http://www.sec.gov/Archives/edgar/data/1114446/000119312512008669/d279364d424b3.htm

References to “UBS”, “we”, “our” and “us” refer only to UBS AG and not to its consolidated subsidiaries. In this document, “Contingent Absolute Return Autocallable Optimization Securities” or the “Securities” refer to five different Securities that are offered hereby. Also, references to the “CARS product supplement” mean the UBS product supplement, dated January 31, 2012, and references to “accompanying prospectus” mean the UBS prospectus titled “Debt Securities and Warrants,” dated January 11, 2012.

Investor Suitability

The Securities may be suitable for you if:

♦	You fully understand the risks inherent in an investment in the Securities, including the risk of loss of your entire initial investment.

♦	You can tolerate a loss of all or a substantial portion of your investment and are willing to make an investment that may have the same downside market risk as an investment in the underlying equity.

♦	You believe the underlying equity will close at or above the initial price on one of the specified observation dates or will close at or above the trigger price on the final valuation date.

♦

You understand and accept that you will not participate in any appreciation in the price of the underlying equity and that your potential return is limited to the applicable call return if the Securities are called, and to the contingent absolute return (as limited by the trigger price) if the Securities have not been called.

♦	You can tolerate fluctuations in the price of the Securities prior to maturity that may be similar to or exceed the downside price fluctuations of the underlying equity.

♦	You are willing to invest in the Securities based on the applicable call return rate indicated on the cover hereof.

♦	You do not seek current income from this investment and are willing to forgo dividends paid on the underlying equity.

♦

You are willing to invest in securities that may be called early and you are otherwise willing to hold such securities to maturity, a term of approximately 12 months, and accept that there may be little or no secondary market for the Securities.

♦

You are willing to assume the credit risk of UBS for all payments under the Securities, and understand that if UBS defaults on its obligations you may not receive any amounts due to you, including any repayment of principal.

The Securities may not be suitable for you if:

♦	You do not fully understand the risks inherent in an investment in the Securities, including the risk of loss of your entire initial investment.

♦

You cannot tolerate a loss of all or a substantial portion of your investment and are unwilling to make an investment that may have the same downside market risk as an investment in the underlying equity.

♦	You require an investment designed to provide a full return of principal at maturity.

♦

You believe that the price of the underlying equity will decline during the term of the Securities and is likely to close below the trigger price on the final valuation date exposing you to the negative underlying return at maturity.

♦	You seek an investment that participates in the full appreciation, or benefits fully from any depreciation, in the price of the underlying equity or that has unlimited return potential.

♦	You are not willing to invest in the Securities based on the applicable call return rate indicated on the cover hereof.

♦	You cannot tolerate fluctuations in the price of the Securities prior to maturity that may be similar to or exceed the downside price fluctuations of the underlying equity.

♦	You seek current income from this investment or prefer to receive the dividends paid on the underlying equity.

♦

You are unable or unwilling to hold securities that may be called early, or you are otherwise unable or unwilling to hold such securities to maturity, a term of approximately 12 months, or you seek an investment for which there will be an active secondary market.

♦	You are not willing to assume the credit risk of UBS for all payments under the Securities, including any repayment of principal.

The suitability considerations identified above are not exhaustive. Whether or not the Securities are a suitable investment for you will depend on your individual circumstances and you should reach an investment decision only after you and your investment, legal, tax, accounting and other advisors have carefully considered the suitability of an investment in the Securities in light of your particular circumstances. You should also review carefully the “Key Risks” beginning on page 7 of this pricing supplement for risks related to an investment in the Securities.

Final Terms

Issuer	UBS AG, London Branch
Principal Amount	$10.00 per Security (subject to a minimum investment of 100 Securities)
Term(1)	Approximately 12 months, unless called earlier.
Underlying Equity	The common stock of specific company, as indicated on the first page of this pricing supplement.
Call Feature	The Securities will be called if the closing price of the underlying equity on any observation date is equal to or greater than the initial price. If the Securities are called, UBS will pay you on the applicable call settlement date a cash payment per Security equal to the call price for the applicable observation date.
Call Settlement Dates	Two business days following each observation date, except that the call settlement date for the final valuation date is the maturity date.
Call Return	The call return increases the longer the Securities are outstanding and is based upon a rate of (i) 15.60% per annum for Securities linked to the common stock of Alpha Natural Resources, Inc., (ii) 9.70% per annum for Securities linked to the common stock of The Boeing Company, (iii) 18.92% per annum for Securities linked to the common stock of The Hartford Financial Services Group, Inc., (iv) 13.40% per annum for Securities linked to the common stock of International Paper Company and (v) 13.00% per annum for Securities linked to the common stock of Wells Fargo & Company.
Call Price	The call price equals the principal amount per Security plus the applicable call return.
The table below reflects a call return rate of 15.60% per annum for Securities linked to the common stock of Alpha Natural Resources, Inc.

Observation Dates(1)	Call Settlement Dates	*Call Return	*Call Price (per Security)
May 29, 2012	May 31, 2012	3.900%	$10.3900
August 29, 2012	August 31, 2012	7.800%	$10.7800
November 28, 2012	November 30, 2012	11.700%	$11.1700
February 28, 2013	March 6, 2013	15.600%	$11.5600
The table below reflects a call return rate of 9.70% per annum for Securities linked to the common stock of The Boeing Company.

Observation Dates(1)	Call Settlement Dates	*Call Return	*Call Price (per Security)
May 29, 2012	May 31, 2012	2.425%	$10.2425
August 29, 2012	August 31, 2012	4.850%	$10.4850
November 28, 2012	November 30, 2012	7.275%	$10.7275
February 28, 2013	March 6, 2013	9.700%	$10.9700
The table below reflects a call return rate of 18.92% per annum for Securities linked to the common stock of The Hartford Financial Services Group, Inc.

Observation Dates(1)	Call Settlement Dates	*Call Return	*Call Price (per Security)
May 29, 2012	May 31, 2012	4.730%	$10.4730
August 29, 2012	August 31, 2012	9.460%	$10.9460
November 28, 2012	November 30, 2012	14.190%	$11.4190
February 28, 2013	March 6, 2013	18.920%	$11.8920

The table below reflects a call return rate of 13.40% per annum for Securities linked to the common stock of International Paper Company.

Observation Dates(1)	Call Settlement Dates	*Call Return	*Call Price (per Security)
May 29, 2012	May 31, 2012	3.350%	$10.3350
August 29, 2012	August 31, 2012	6.700%	$10.6700
November 28, 2012	November 30, 2012	10.050%	$11.0050
February 28, 2013	March 6, 2013	13.400%	$11.3400

The table below reflects a call return rate of 13.00% per annum for Securities linked to the common stock of Wells Fargo & Company.

Observation Dates(1)	Call Settlement Dates	*Call Return	*Call Price (per Security)
May 29, 2012	May 31, 2012	3.250%	$10.3250
August 29, 2012	August 31, 2012	6.500%	$10.6500
November 28, 2012	November 30, 2012	9.750%	$10.9750
February 28, 2013	March 6, 2013	13.000%	$11.3000

* Call return and call price amounts have been rounded for ease of analysis.
Payment at Maturity (per Security)

If the Securities have not been called and the final price is equal to or greater than the trigger price, at maturity we will pay you an amount in cash equal to:

$10.00 + ($10.00 x contingent absolute return).

If the Securities have not been called and the final price is less than the trigger price, the contingent absolute return will not apply and at maturity we will pay you an amount in cash that is less than the principal amount, if anything, resulting in a loss that is proportionate to the decline of the underlying equity, for an amount equal to:

$10.00 + ($10.00 × underlying return).

Underlying Return	Final Price – Initial Price Initial Price
Contingent Absolute Return	The absolute value of the underlying return. For example, if the underlying return is -5%, the contingent absolute return will equal 5%.
Trigger Price	A percentage of the initial price of the underlying equity, as specified on the first page of this pricing supplement (as may be adjusted in the case of certain adjustment events as described under “General Terms of the Securities — Antidilution Adjustments” in the CARS product supplement).
Initial Price	The closing price of the underlying equity on the trade date, as specified on the first page of this pricing supplement (as may be adjusted in the case of certain adjustment events as described under “General Terms of the Securities — Antidilution Adjustments” in the CARS product supplement).
Final Price	The closing price of the underlying equity on the final valuation date.

INVESTING IN THE SECURITIES INVOLVES SIGNIFICANT RISKS. YOU MAY LOSE SOME OR ALL OF YOUR PRINCIPAL AMOUNT. ANY PAYMENT ON THE SECURITIES, INCLUDING ANY REPAYMENT OF PRINCIPAL, IS SUBJECT TO THE CREDITWORTHINESS OF UBS. IF UBS WERE TO DEFAULT ON ITS PAYMENT OBLIGATIONS, YOU MAY NOT RECEIVE ANY AMOUNTS OWED TO YOU UNDER THE SECURITIES AND YOU COULD LOSE YOUR ENTIRE INVESTMENT.

(1)	Subject to the market disruption event provisions set forth in the CARS product supplement beginning on page PS-31.

Investment Timeline

Trade Date	The closing price of the underlying equity is observed, the trigger price is determined and the call return rate is set.

Quarterly

The Securities will be called if the closing price of the underlying equity on any observation date is equal to or greater than the initial price.

If the Securities are called, UBS will pay the call price for the applicable observation date, which is equal to the principal amount plus the applicable call return.

Maturity Date

If the Securities have not been called and the final price is equal to or greater than the trigger price, UBS will pay an amount in cash equal to:

$10.00 + ($10.00 x contingent absolute return)

per Security

If the Securities have not been called and the final price is less than the trigger price, the contingent absolute return will not apply and UBS will repay less than the principal amount, if anything, resulting in a loss on your initial investment proportionate to the decline of the underlying equity, for an amount equal to:

$10.00 + ($10.00 × underlying return)

per Security

INVESTING IN THE SECURITIES INVOLVES SIGNIFICANT RISKS. YOU MAY LOSE SOME OR ALL OF YOUR PRINCIPAL AMOUNT. ANY PAYMENT ON THE SECURITIES, INCLUDING ANY REPAYMENT OF PRINCIPAL, IS SUBJECT TO THE CREDITWORTHINESS OF UBS. IF UBS WERE TO DEFAULT ON ITS PAYMENT OBLIGATIONS, YOU MAY NOT RECEIVE ANY AMOUNTS OWED TO YOU UNDER THE SECURITIES AND YOU COULD LOSE YOUR ENTIRE INVESTMENT.

Hypothetical Examples

The examples below illustrate the payment upon a call or at maturity for a $10.00 Security on a hypothetical offering of the Securities, with the following assumptions (the actual terms for each Security are specified on the first page of this pricing supplement; amounts have been rounded for ease of reference):

Principal Amount:	$10.00
Term:	12 months
Initial Price:	$50.00
Call Return Rate:	12.00% per annum (or 3.00% per quarter)
Observation Dates:	Quarterly
Trigger Price:	$37.50 (which is 75.00% of the Initial Price)

Example 1 — Securities are Called on the First Observation Date

Closing Price at first Observation Date:	$55.00 (at or above Initial Price, Securities are called)
Call Price (per Security):	$10.30

Since the Securities are called on the first observation date, UBS will pay you on the call settlement date a total call price of $10.30 per $10.00 principal amount (3.00% return on the Securities).

Example 2 — Securities are Called on the Final Valuation Date

Closing Price at first Observation Date:	$48.00 (below Initial Price, Securities NOT called)
Closing Price at second Observation Date:	$45.00 (below Initial Price, Securities NOT called)
Closing Price at third Observation Date:	$43.00 (below Initial Price, Securities NOT called)
Closing Price at Final Valuation Date:	$55.00 (at or above Initial Price, Securities are called)

Call Price (per Security):	$11.20

Since the Securities are called on the final valuation date, UBS will pay you on the call settlement date (which coincides with the maturity date in this example) a total call price of $11.20 per $10.00 principal amount (12.00% return on the Securities).

Example 3 — Securities are NOT Called and the Final Price is above the Trigger Price

Closing Price at first Observation Date:	$48.00 (below Initial Price, Securities NOT called)
Closing Price at second Observation Date:	$45.00 (below Initial Price, Securities NOT called)
Closing Price at third Observation Date:	$43.00 (below Initial Price, Securities NOT called)
Closing Price at Final Valuation Date:	$45.00 (below Initial Price, but above Trigger Price, Securities NOT called)

Settlement Amount (per Security):	$10.00 + ($10 x Contingent Absolute Return) $10.00 + ($10 x 10%) $10.00 + $1.00
$11.00

Since the Securities are not called and the final price is above or equal to the trigger price, at maturity UBS will pay you a total of $11.00 per $10.00 principal amount (10% return on the Securities).

Example 4 — Securities are NOT Called and the Final Price is below the Trigger Price

Closing Price at first Observation Date:	$48.00 (below Initial Price, Securities NOT called)
Closing Price at second Observation Date:	$45.00 (below Initial Price, Securities NOT called)
Closing Price at third Observation Date:	$35.00 (below Initial Price and Trigger Price, Securities NOT called)
Closing Price at Final Valuation Date:	$25.00 (below Initial Price and Trigger Price, Securities NOT called)

Settlement Amount (per Security):	$10.00 + ($10 × Underlying Return) $10.00 + ($10 × -50%) $10.00 - $5.00 $5.00

Since the Securities are not called and the final price is below the trigger price, at maturity UBS will pay you a total of $5.00 per $10.00 principal amount (a 50% loss on the Securities).

Key Risks

An investment in any offering of the Securities involves significant risks. Investing in each of the Securities is not equivalent to investing in each underlying equity. These risks are explained in more detail in the “Risk Factors” section of the CARS product supplement. We also urge you to consult your investment, legal, tax, accounting and other advisors before you invest in the Securities.

♦

Risk of loss at maturity — The Securities differ from ordinary debt securities in that the issuer will not necessarily pay the full principal amount of the Securities. If the Securities are not called, UBS will pay you an amount in cash equal to the principal amount plus a return equal to the product of the principal amount multiplied by the contingent absolute return only if the final price of the underlying equity is greater than or equal to the trigger price and will only make such payment at maturity. If the Securities are not called and the final price is less than the trigger price, the contingent absolute return will not apply and you will lose some or all of your initial investment in an amount proportionate to the decline in the price of the underlying equity.

♦

The contingent absolute return, and any contingent repayment of your principal, applies only at maturity — You should be willing to hold your Securities to maturity. If you are able to sell your Securities prior to maturity in the secondary market, you may have to sell them at a loss relative to your initial investment even if the price of the underlying equity is above the trigger price.

♦

Your potential return on the Securities is limited — The return potential of the Securities resulting from an automatic call is limited to the call return regardless of the appreciation of the underlying equity. In addition, because the call return increases the longer the Securities have been outstanding, the call price payable on earlier observation dates is less than the call price payable on later observation dates. The earlier a Security is called, the lower your return will be. If the Securities are not called, your potential gain on the Securities from the contingent absolute return will be limited by the trigger price. Because your ability to receive a return on the Securities equal to the contingent absolute return is available only if the Securities are not called and if the final price is not less than the trigger price, you will not benefit from any further depreciation of the final price below the trigger price.

♦

Higher call return rates are generally associated with a greater risk of loss — Greater expected volatility with respect to the underlying equity reflects a higher expectation as of the trade date that the price of such equity could close below its trigger price on the final valuation date of the Securities. This greater expected risk will generally be reflected in a higher call return rate for that Security. However, while the call return rate is set on the trade date, an equity’s volatility can change significantly over the term of the Securities. The price of the underlying equity for your Securities could fall sharply, which could result in a significant loss of principal.

♦	No interest payments — UBS will not pay any interest with respect to the Securities.

♦

Reinvestment risk — If your Securities are called early, the term of the Securities will be reduced and you will not receive any payment on the Securities after the applicable call settlement date. There is no guarantee that you would be able to reinvest the proceeds from an automatic call of the Securities at a comparable rate of return for a similar level of risk. To the extent you are able to reinvest such proceeds in an investment comparable to the Securities, you may incur transaction costs such as dealer discounts and hedging costs built into the price of the new securities. Because the Securities may be called as early as three months after issuance, you should be prepared in the event the Securities are called early.

♦

Credit risk of UBS — The Securities are unsubordinated, unsecured debt obligations of the Issuer, UBS, and are not, either directly or indirectly, an obligation of any third party. Any payment to be made on the Securities, including payments in respect of an automatic call or any repayment of principal, depends on the ability of UBS to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of UBS may affect the market value of the Securities and, in the event UBS were to default on its obligations, you may not receive any amounts owed to you under the terms of the Securities and you could lose your entire initial investment.

♦

Single stock risk — The price of the underlying equity can rise or fall sharply due to factors specific to that underlying equity and the issuer of such underlying equity (the “underlying equity issuer”), such as stock price volatility, earnings, financial conditions, corporate, industry and regulatory developments, management changes and decisions and other events, as well as general market factors, such as general stock market volatility and levels, interest rates and economic and political conditions. You, as an investor in the Securities, should make your own investigation into the respective underlying equity issuer and the underlying equity for your Securities. For additional information regarding the underlying equity issuers, please see “Information about the Underlying Equities” and “Alpha Natural Resources, Inc.,” “The Boeing Company,” “The Hartford Financial Services Group, Inc.,” “International Paper Company” and “Wells Fargo & Company” below and the respective underlying equity issuer’s SEC filings referred to in these sections. We urge you to review financial and other information filed periodically by the applicable underlying equity issuer with the SEC.

♦

Owning the Securities is not the same as owning the underlying equity — The return on your Securities is unlikely to reflect the return you would realize if you actually owned the underlying equity. For instance, you will not receive or be entitled to receive any dividend payments or other distributions on the underlying equity during the term of your Securities. As an owner of the Securities, you will not have voting rights or any other rights that holders of the underlying equity may have. Furthermore, the underlying equity may appreciate substantially during the term of the Securities and you will not participate in such appreciation, even though you may be subject to any decline in the price of the underlying equity.

♦

No assurance that the investment view implicit in the Securities will be successful — It is impossible to predict whether the price of the underlying equity will rise or fall. The closing price of the underlying equity will be influenced by complex and interrelated political, economic, financial and other factors that affect the underlying equity. You should be willing to accept the downside risks of owning equities in general and the underlying equity in particular, and to assume the risk that, if the Securities are not automatically called, you may lose some or all of your initial investment.

♦

There is no affiliation between the underlying equity issuer and UBS, and UBS is not responsible for any disclosure by such issuer — We are not affiliated with the underlying equity issuer. However, we and our affiliates may currently or from time to time in the future engage in business with the underlying equity issuer. Nevertheless, neither we nor our affiliates assume any responsibility for the accuracy or the completeness of any information about the underlying equity and the underlying equity issuer. You, as an investor in the Securities, should make your own investigation into the underlying equity and the underlying equity issuer. The underlying equity issuer is not involved in the Securities offered hereby in any way and has no obligation of any sort with respect to your Securities. The underlying equity issuer has no obligation to take your interests into consideration for any reason, including when taking any corporate actions that might affect the value of your Securities.

♦

The calculation agent can make adjustments that affect the payment to you at maturity — For certain corporate events affecting the underlying equity, the calculation agent may make adjustments to the initial price and trigger price of the underlying equity. However, the calculation agent will not make an adjustment in response to all events that could affect the underlying equity. If an event occurs that does not require the calculation agent to make an adjustment, the value of the Securities may be materially and adversely affected. In addition, all determinations and calculations concerning any such adjustments will be made by the calculation agent. You should be aware that the calculation agent may make any such adjustment, determination or calculation in a manner that differs from that discussed in the CARS product supplement or this pricing supplement as necessary to achieve an equitable result. Following certain corporate events relating to the respective issuer of the underlying equity where such issuer is not the surviving entity, the amount of cash you receive at maturity may be based on the common stock of a successor to the respective underlying equity issuer in combination with any cash or any other assets distributed to holders of the underlying equity in such corporate event. If the issuer of an underlying equity becomes subject to (i) a corporate event whereby the underlying equity is exchanged solely for cash or (ii) a merger or combination with UBS or any of its affiliates, the amount you receive at maturity may be based on the common stock issued by another company. The occurrence of these corporate events and the consequent adjustments may materially and adversely affect the value of the Securities. For more information, see the section “General Terms of the Securities — Antidilution Adjustments” beginning on page PS-33 of the CARS product supplement. Regardless of any of the events discussed above, any payment on the Securities is subject to the creditworthiness of UBS.

♦

There may be little or no secondary market — The Securities will not be listed or displayed on any securities exchange or any electronic communications network. There can be no assurance that a secondary market for the Securities will develop. UBS Securities LLC and other affiliates of UBS may make a market in each offering of the Securities, although they are not required to do so and may stop making a market at any time. If you are able to sell your Securities prior to maturity, you may have to sell them at a substantial loss.

♦

Price of Securities prior to maturity — The market price of the Securities will be influenced by many unpredictable and interrelated factors, including the price of the underlying equity; the volatility of the underlying equity; the dividend rate paid on the underlying equity; the time remaining to the maturity of the Securities; interest rates in the markets; geopolitical conditions and economic, financial, political and regulatory or judicial events; and the creditworthiness of UBS.

♦

Impact of fees on secondary market prices — Generally, the price of the Securities in the secondary market is likely to be lower than the initial price to public since the initial price to public included, and the secondary market prices are likely to exclude, commissions, hedging costs or other compensation paid with respect to the Securities.

♦

Potential UBS impact on price — Trading or transactions by UBS or its affiliates in the underlying equity and/or over-the-counter options, futures or other instruments with returns linked to the performance of the underlying equity may adversely affect the performance and, therefore, the market value of the Securities.

♦

Potential conflict of interest — UBS and its affiliates may engage in business with the issuer of the underlying equity, which may present a conflict between the obligations of UBS and you, as a holder of the Securities. There are also potential conflicts of interest between you and the calculation agent, which will be an affiliate of UBS.

♦

Potentially inconsistent research, opinions or recommendations by UBS — UBS and its affiliates publish research from time to time on financial markets and other matters that may influence the value of the Securities, or express opinions or provide recommendations that are inconsistent with purchasing or holding the Securities. Any research, opinions or recommendations expressed by UBS or its affiliates may not be consistent with each other and may be modified from time to time without notice. Investors should make their own independent investigation of the merits of investing in the Securities and the underlying equity to which the Securities are linked.

♦

Dealer incentives — UBS and its affiliates act in various capacities with respect to the Securities. We and our affiliates may act as a principal, agent or dealer in connection with the sale of the Securities. Such affiliates, including the sales representatives, will derive compensation from the distribution of the Securities and such compensation may serve as an incentive to sell these Securities instead of other investments. We will pay total underwriting compensation of $0.15 per Security to any of our affiliates acting as agents or dealers in connection with the distribution of the Securities.

♦	Uncertain tax treatment — Significant aspects of the tax treatment of the Securities are uncertain. You should consult your own tax advisor about your tax situation.

Information about the Underlying Equities

All disclosures contained in this pricing supplement regarding each underlying equity are derived from publicly available information. Neither UBS nor any of its affiliates assumes any responsibilities for the adequacy or accuracy of information about any underlying equity contained in this pricing supplement. You should make your own investigation into each underlying equity.

Included on the following pages is a brief description of each underlying equity issuer. This information has been obtained from publicly available sources. Set forth below is a table that provides the quarterly high and low closing prices for each underlying equity. The information given below is for the four calendar quarters in each of 2008, 2009, 2010 and 2011. Partial data is provided for the first calendar quarter of 2012. We obtained the closing price information set forth below from the Bloomberg Professional service (“Bloomberg”) without independent verification. You should not take the historical prices of each underlying equity as an indication of future performance.

Each underlying equity is registered under the Securities Exchange Act of 1934 (the “Exchange Act”). Companies with securities registered under the Exchange Act are required to file financial and other information specified by the SEC periodically. Information filed by each underlying equity issuer with the SEC can be reviewed electronically through a website maintained by the SEC. The address of the SEC’s website is http://www.sec.gov. Information filed with the SEC by each underlying equity issuer under the Exchange Act can be located by reference to its SEC file number provided below. In addition, information filed with the SEC can be inspected and copied at the Public Reference Section of the SEC, 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Copies of this material can also be obtained from the Public Reference Section, at prescribed rates.

Alpha Natural Resources, Inc.

According to publicly available information, Alpha Natural Resources, Inc. (“Alpha”) is a coal supplier in the United States. Alpha is a supplier and exporter of metallurgical coal for use in the steel-making process, and a supplier of thermal coal to electric utilities and manufacturing industries. It operates 66 mines and 13 coal preparation plants in Northern and Central Appalachia and the Powder River Basin. Alpha operates in two segments: Eastern Coal Operations and Western Coal Operations. Eastern Coal Operations consists of the mines in Northern and Central Appalachia, its coal brokerage activities and Alpha’s road construction business. Western Coal Operations consists of two Powder River Basin mines in Wyoming. Information filed by Alpha with the SEC under the Exchange Act can be located by reference to its SEC file number: 001-32331, or its CIK Code: 0001301063. Alpha’s website is http://www.alphanr.com. Alpha’s common stock is listed on the New York Stock Exchange under the ticker symbol “ANR.”

Information from outside sources is not incorporated by reference in, and should not be considered part of, this pricing supplement or any accompanying prospectus. We make no representation or warranty as to the accuracy or completeness of the information contained in outside sources.

Historical Information

The following table sets forth the quarterly high and low closing prices for Alpha Natural’s common stock, based on the daily closing prices on the primary exchange for Alpha Natural. We obtained the closing prices below from Bloomberg, without independent verification. The closing prices may be adjusted by Bloomberg for corporate actions such as stock splits, public offerings, mergers and acquisitions, spin-offs, extraordinary dividends, delistings and bankruptcy. We make no representation or warranty as to the accuracy or completeness of the information obtained from Bloomberg. The closing price of Alpha Natural’s common stock on February 27, 2012 was $19.73. Past performance of the underlying equity is not indicative of the future performance of the underlying equity.

Quarter Begin	Quarter End	Quarterly High	Quarterly Low	Quarterly Close
1/2/2008	3/31/2008	$43.48	$24.11	$43.44
4/1/2008	6/30/2008	$104.29	$41.29	$104.29
7/1/2008	9/30/2008	$104.93	$43.41	$51.43
10/1/2008	12/31/2008	$47.69	$14.68	$16.19
1/2/2009	3/31/2009	$22.67	$14.73	$17.75
4/1/2009	6/30/2009	$30.19	$16.24	$26.27
7/1/2009	9/30/2009	$39.46	$22.79	$35.10
10/1/2009	12/31/2009	$46.07	$33.44	$43.38
1/4/2010	3/31/2010	$52.73	$39.69	$49.89
4/1/2010	6/30/2010	$54.39	$32.07	$33.87
7/1/2010	9/30/2010	$43.82	$33.26	$41.15
10/1/2010	12/31/2010	$60.16	$41.52	$60.03
1/3/2011	3/31/2011	$67.38	$50.29	$59.37
4/1/2011	6/30/2011	$60.47	$40.98	$45.44
7/1/2011	9/30/2011	$47.12	$17.69	$17.69
10/3/2011	12/30/2011	$28.70	$16.04	$20.43
1/3/2012*	2/27/2012*	$23.54	$19.28	$19.73

*	As of the date of this pricing supplement, available information for the first calendar quarter of 2012 includes data for the period from January 3, 2012 through February 27, 2012. Accordingly, the “Quarterly High,” “Quarterly Low” and “Quarterly Close” data indicated are for this shortened period only and do not reflect complete data for the first calendar quarter of 2012.

The graph below illustrates the performance of Alpha Natural’s common stock from February 15, 2005 to February 27, 2012, based on information from Bloomberg. The dotted line represents the trigger price of $9.87, which is equal to 50% of the closing price on February 27, 2012. Past performance of the underlying equity is not indicative of the future performance of the underlying equity.

The Boeing Company

According to publicly available information, The Boeing Company (“Boeing”) is involved in the design, development, manufacture, sale and support of commercial jetliners, military aircraft, satellites, missile defense, human space flight and launch systems and services. Boeing operates five principal segments: Commercial Airplanes; Boeing Military Aircraft; Network & Space Systems; Global Services & Support; and Boeing Capital Corporation. Boeing’s Commercial Airplanes segment develops, produces and markets commercial jet aircraft and provides related support services, principally to the commercial airline industry worldwide. Boeing’s Military Aircraft segment is engaged in the research, development, production and modification of manned and un-manned military weapons systems for the global strike, mobility and surveillance, and engagement markets, as well as related services. The Boeing Network & Space Systems segment is engaged in the research, development, production and modification of products and services to assist Boeing’s customers in transforming their operations, through network integration, information, intelligence and surveillance systems, communications, architectures and space exploration. Boeing’s Global Services & Support segment is engaged in the operations, maintenance, training, upgrades and logistics support functions for military platforms and operations. The Boeing Capital Corporation segment facilitates, arranges, structures and provides selective financing solutions for Boeing’s commercial airplane customers, and arranges and structures financing solutions for Boeing’s government customers. Boeing engages in other business involving engineering, operations and technology, and intercompany items. Information filed by Boeing with the SEC under the Exchange Act can be located by reference to its SEC file number: 001-00442, or its CIK Code: 0000012927. Boeing’s website is http://www.boeing.com. Boeing’s common stock is listed on the New York Stock Exchange under the ticker symbol “BA.”

Information from outside sources is not incorporated by reference in, and should not be considered part of, this pricing supplement or any accompanying prospectus. We make no representation or warranty as to the accuracy or completeness of the information contained in outside sources.

Historical Information

The following table sets forth the quarterly high and low closing prices for Boeing’s common stock, based on the daily closing prices on the primary exchange for Boeing. We obtained the closing prices below from Bloomberg, without independent verification. The closing prices may be adjusted by Bloomberg for corporate actions such as stock splits, public offerings, mergers and acquisitions, spin-offs, extraordinary dividends, delistings and bankruptcy. We make no representation or warranty as to the accuracy or completeness of the information obtained from Bloomberg. The closing price of Boeing’s common stock on February 27, 2012 was $75.21. Past performance of the underlying equity is not indicative of the future performance of the underlying equity.

Quarter Begin	Quarter End	Quarterly High	Quarterly Low	Quarterly Close
1/2/2008	3/31/2008	$86.98	$72.45	$74.37
4/1/2008	6/30/2008	$87.07	$65.72	$65.72
7/1/2008	9/30/2008	$69.26	$55.47	$57.35
10/1/2008	12/31/2008	$56.62	$37.11	$42.67
1/2/2009	3/31/2009	$46.31	$29.36	$35.58
4/1/2009	6/30/2009	$52.83	$35.44	$42.50
7/1/2009	9/30/2009	$54.62	$39.04	$54.15
10/1/2009	12/31/2009	$56.05	$47.22	$54.13
1/4/2010	3/31/2010	$74.11	$56.18	$72.61
4/1/2010	6/30/2010	$75.59	$60.11	$62.75
7/1/2010	9/30/2010	$69.69	$60.76	$66.54
10/1/2010	12/31/2010	$71.66	$62.50	$65.26
1/3/2011	3/31/2011	$73.93	$66.40	$73.93
4/1/2011	6/30/2011	$79.95	$71.25	$73.93
7/1/2011	9/30/2011	$75.99	$57.41	$60.51
10/3/2011	12/30/2011	$74.29	$58.25	$73.35
1/3/2012*	2/27/2012*	$76.34	$73.53	$75.21

*	As of the date of this pricing supplement, available information for the first calendar quarter of 2012 includes data for the period from January 3, 2012 through February 27, 2012. Accordingly, the “Quarterly High,” “Quarterly Low” and “Quarterly Close” data indicated are for this shortened period only and do not reflect complete data for the first calendar quarter of 2012.

The graph below illustrates the performance of Boeing’s common stock from January 3, 2000 to February 27,2012, based on information from Bloomberg. The dotted line represents the trigger price of $60.17, which is equal to 80% of the closing price on February 27, 2012. Past performance of the underlying equity is not indicative of the future performance of the underlying equity.

The Hartford Financial Services Group, Inc.

According to publically available information, The Hartford Financial Services Group, Inc. (“Hartford”) is an insurance and financial services company. It provides investment products, individual life, group life and group disability insurance products, and property and casualty insurance products in the United States. Hartford is organized into two operations: Life and Property & Casualty. The Life operations conduct business through Hartford Life, Inc. (“Hartford Life”), an indirect subsidiary of Hartford. Hartford Life provides retail and institutional investment products, including variable and fixed annuities, mutual funds, private placement life insurance and retirement plan services, individual life insurance products including variable universal life, universal life, interest sensitive whole life and term life; and group benefit products, such as group life and group disability insurance. The Property & Casualty operations provide workers’ compensation, property, automobile, liability, umbrella, specialty casualty, marine, livestock and fidelity and surety coverages to commercial accounts primarily throughout the United States; professional liability coverage and directors and officers liability coverage; automobile, homeowners and home-based business coverage to individuals throughout the United States and insurance-related services. Hartford maintains a retail mutual fund operation, whereby it, through wholly owned subsidiaries, provides investment management and administrative services to The Hartford Mutual Funds, Inc., The Hartford Mutual Funds II, Inc. and The Hartford Income Shares Fund, Inc. On March 31, 2009, Hartford sold First State Management Group, Inc., its surplus lines property business, to Beazley Group PLC. On June 24, 2009, Hartford acquired Federal Trust Corporation. Information filed by Hartford with the SEC under the Exchange Act can be located by reference to its SEC file number: 001-13958, or its CIK Code: 0000874766. Hartford’s website is http://www.thehartford.com. Hartford’s common stock is listed on the New York Stock Exchange under the ticker symbol “HIG.”

Information from outside sources is not incorporated by reference in, and should not be considered part of, this pricing supplement or any accompanying prospectus. We make no representation or warranty as to the accuracy or completeness of the information contained in outside sources.

Historical Information

The following table sets forth the quarterly high and low closing prices for Hartford’s common stock, based on the daily closing prices on the primary exchange for Hartford. We obtained the closing prices below from Bloomberg, without independent verification. The closing prices may be adjusted by Bloomberg for corporate actions such as stock splits, public offerings, mergers and acquisitions, spin-offs, extraordinary dividends, delistings and bankruptcy. We make no representation or warranty as to the accuracy or completeness of the information obtained from Bloomberg. The closing price of Hartford’s common stock on February 27, 2012 was $20.49. Past performance of the underlying equity is not indicative of the future performance of the underlying equity.

Quarter Begin	Quarter End	Quarterly High	Quarterly Low	Quarterly Close
1/2/2008	3/31/2008	$84.93	$66.05	$75.77
4/1/2008	6/30/2008	$79.13	$64.57	$64.57
7/1/2008	9/30/2008	$67.74	$40.99	$40.99
10/1/2008	12/31/2008	$38.11	$4.95	$16.42
1/2/2009	3/31/2009	$19.68	$3.62	$7.85
4/1/2009	6/30/2009	$18.16	$7.67	$11.87
7/1/2009	9/30/2009	$28.62	$10.18	$26.50
10/1/2009	12/31/2009	$29.20	$23.16	$23.26
1/4/2010	3/31/2010	$28.58	$22.34	$28.42
4/1/2010	6/30/2010	$29.64	$22.13	$22.13
7/1/2010	9/30/2010	$24.12	$19.09	$22.95
10/1/2010	12/31/2010	$27.43	$22.26	$26.49
1/3/2011	3/31/2011	$30.80	$24.75	$26.93
4/1/2011	6/30/2011	$28.97	$23.81	$26.37
7/1/2011	9/30/2011	$27.05	$15.82	$16.14
10/3/2011	12/30/2011	$20.27	$14.92	$16.25
1/3/2012*	2/27/2012*	$21.65	$16.37	$20.49

*	As of the date of this pricing supplement, available information for the first calendar quarter of 2012 includes data for the period from January 3, 2012 through February 27, 2012. Accordingly, the “Quarterly High,” “Quarterly Low” and “Quarterly Close” data indicated are for this shortened period only and do not reflect complete data for the first calendar quarter of 2012.

The graph below illustrates the performance of Hartford’s common stock from January 3, 2000 to February 27, 2012, based on information from Bloomberg. The dotted line represents the trigger price of $14.34, which is equal to 70% of the closing price on February 27, 2012. Past performance of the underlying equity is not indicative of the future performance of the underlying equity.

International Paper Company

According to publicly available information, International Paper Company (“International Paper”) is a global paper and packaging company, with markets and manufacturing operations in North America, Europe, Latin America, Russia, Asia and North Africa. In the United States, International Paper operates approximately 20 pulp, paper and packaging mills, 144 converting and packaging plants, 19 recycling plants and three bag facilities. International Paper production facilities in Europe, Asia, Latin America and South America include approximately eight pulp, paper and packaging mills, 67 converting and packaging plants, and two recycling plants. International Paper operates in five segments: Industrial Packaging; Printing Papers; Consumer Packaging; Distribution; and Forest Products, which as been monetized. International Paper’s Industrial Packaging segment manufacturers containerboard in the United States. The Printing Papers segment produces printing and writing papers, including uncoated and coated papers, market pulp and advertising and promotional materials. The Consumer Packaging segment produces solid breached sulfate board with annual the United States production capacity of about 1.7 million tons. The Distribution segment distributes products and services to a wide range of customer markets, including commercial printers with printing papers and graphic pre-press, printing presses and post-press equipment; building services and away-from-home markets with facility supplies; manufacturers with packaging supplies and equipment; and to a range of customers, it provides distribution capabilities, including warehousing and delivery services. The Forest Products segment, consisting of International Paper’s forest land and realty holdings, has been monetized. Information filed by International Paper with the SEC under the Exchange Act can be located by reference to its SEC file number: 001-03157, or its CIK Code: 0000051434. International Paper’s website is http://www.internationalpaper.com. International Paper’s common stock is listed on the New York Stock Exchange under the ticker symbol “IP.”

Information from outside sources is not incorporated by reference in, and should not be considered part of, this pricing supplement or any accompanying prospectus. We make no representation or warranty as to the accuracy or completeness of the information contained in outside sources.

Historical Information

The following table sets forth the quarterly high and low closing prices for International Paper’s common stock, based on the daily closing prices on the primary exchange for International Paper. We obtained the closing prices below from Bloomberg, without independent verification. The closing prices may be adjusted by Bloomberg for corporate actions such as stock splits, public offerings, mergers and acquisitions, spin-offs, extraordinary dividends, delistings and bankruptcy. We make no representation or warranty as to the accuracy or completeness of the information obtained from Bloomberg. The closing price of International Paper’s common stock on February 27, 2012 was $33.91. Past performance of the underlying equity is not indicative of the future performance of the underlying equity.

Quarter Begin	Quarter End	Quarterly High	Quarterly Low	Quarterly Close
1/2/2008	3/31/2008	$33.50	$26.68	$27.20
4/1/2008	6/30/2008	$29.10	$23.30	$23.30
7/1/2008	9/30/2008	$30.59	$22.00	$26.18
10/1/2008	12/31/2008	$26.06	$10.36	$11.80
1/2/2009	3/31/2009	$12.52	$4.09	$7.04
4/1/2009	6/30/2009	$15.81	$6.86	$15.13
7/1/2009	9/30/2009	$25.12	$13.99	$22.23
10/1/2009	12/31/2009	$27.66	$21.35	$26.78
1/4/2010	3/31/2010	$28.14	$22.15	$24.61
4/1/2010	6/30/2010	$28.63	$21.08	$22.63
7/1/2010	9/30/2010	$25.50	$19.88	$21.75
10/1/2010	12/31/2010	$27.24	$21.52	$27.24
1/3/2011	3/31/2011	$30.29	$25.63	$30.18
4/1/2011	6/30/2011	$32.86	$26.57	$29.82
7/1/2011	9/30/2011	$30.95	$23.23	$23.25
10/3/2011	12/30/2011	$29.64	$22.65	$29.60
1/3/2012*	2/27/2012*	$33.91	$29.97	$33.91

*	As of the date of this pricing supplement, available information for the first calendar quarter of 2012 includes data for the period from January 3, 2012 through February 27, 2012. Accordingly, the “Quarterly High,” “Quarterly Low” and “Quarterly Close” data indicated are for this shortened period only and do not reflect complete data for the first calendar quarter of 2012.

The graph below illustrates the performance of International Paper’s common stock from January 3, 2000 to February 27, 2012, based on information from Bloomberg. The dotted line represents the trigger price of $25.43, which is equal to 75% of the closing price on February 27, 2012. Past performance of the underlying equity is not indicative of the future performance of the underlying equity.

Wells Fargo & Company

According to publicly available information, Wells Fargo & Company (“Wells Fargo”) is a diversified financial services company. Wells Fargo provides banking, insurance, investments, mortgage banking, investment banking, retail banking, brokerage, and consumer finance through banking stores, the Internet and other distribution channels to consumers, businesses and institutions in 50 states, the District of Columbia, and in other countries. It provides other financial services, through subsidiaries engaged in various businesses, principally wholesale banking, mortgage banking, consumer finance, equipment leasing, agricultural finance, commercial finance, securities brokerage and investment banking, insurance agency and brokerage services, computer and data processing services, trust services, investment advisory services, mortgage-backed securities servicing and venture capital investment. Wells Fargo operates in three segments: Community Banking, Wholesale Banking and Wealth, Brokerage and Retirement. The Community Banking segment offers a line of diversified financial products and services for consumers and small businesses, including investment, insurance and trust services in 39 states and District of Columbia, and mortgage and home equity loans in all 50 states and District of Columbia. The Wholesale Banking segment provides financial advice to businesses across the United States and to financial institutions globally. The Wealth, Brokerage and Retirement segment provides a range of financial advisory services to clients. Information filed by Wells Fargo with the SEC under the Exchange Act can be located by reference to its SEC file number: 001-2979, or its CIK Code: 0000072971. Wells Fargo’s website is http://www.wellsfargo.com. Wells Fargo’s common stock is listed on the New York Stock Exchange under the ticker symbol “WFC.”

Information from outside sources is not incorporated by reference in, and should not be considered part of, this pricing supplement or any accompanying prospectus. We make no representation or warranty as to the accuracy or completeness of the information contained in outside sources.

Historical Information

The following table sets forth the quarterly high and low closing prices for Wells Fargo’s common stock, based on the daily closing prices on the primary exchange for Wells Fargo. We obtained the closing prices below from Bloomberg, without independent verification. The closing prices may be adjusted by Bloomberg for corporate actions such as stock splits, public offerings, mergers and acquisitions, spin-offs, extraordinary dividends, delistings and bankruptcy. We make no representation or warranty as to the accuracy or completeness of the information obtained from Bloomberg. The closing price of Wells Fargo’s common stock on February 27, 2012 was $31.03. Past performance of the underlying equity is not indicative of the future performance of the underlying equity.

Quarter Begin	Quarter End	Quarterly High	Quarterly Low	Quarterly Close
1/2/2008	3/31/2008	$34.01	$25.48	$29.10
4/1/2008	6/30/2008	$31.49	$23.75	$23.75
7/1/2008	9/30/2008	$39.80	$20.51	$37.53
10/1/2008	12/31/2008	$36.70	$21.76	$29.48
1/2/2009	3/31/2009	$30.00	$8.12	$14.24
4/1/2009	6/30/2009	$28.18	$14.48	$24.26
7/1/2009	9/30/2009	$29.41	$22.87	$28.18
10/1/2009	12/31/2009	$31.38	$25.32	$26.99
1/4/2010	3/31/2010	$31.22	$26.43	$31.12
4/1/2010	6/30/2010	$33.88	$25.60	$25.60
7/1/2010	9/30/2010	$28.57	$23.25	$25.13
10/1/2010	12/31/2010	$31.31	$23.59	$30.99
1/3/2011	3/31/2011	$34.10	$31.20	$31.70
4/1/2011	6/30/2011	$32.40	$25.36	$28.06
7/1/2011	9/30/2011	$29.38	$22.88	$24.12
10/3/2011	12/30/2011	$27.80	$23.18	$27.56
1/3/2012*	2/27/2012*	$31.09	$28.43	$31.03

*	As of the date of this pricing supplement, available information for the first calendar quarter of 2012 includes data for the period from January 3, 2011 through February 27, 2012. Accordingly, the “Quarterly High,” “Quarterly Low” and “Quarterly Close” data indicated are for this shortened period only and do not reflect complete data for the first calendar quarter of 2012.

The graph below illustrates the performance of Wells Fargo’s common stock from January 3, 2000 to February 27, 2012, based on information from Bloomberg. The dotted line represents the trigger price of $23.27, which is equal to 75% of the closing price on February 27, 2012. Past performance of the underlying equity is not indicative of the future performance of the underlying equity.

What are the Tax Consequences of the Securities?

The United States federal income tax consequences of your investment in the Securities are uncertain. Some of these tax consequences are summarized below, but we urge you to read the more detailed discussion in “Supplemental U.S. Tax Considerations” beginning on page PS-46 of the CARS product supplement and to discuss the tax consequences of your particular situation with your tax advisor.

Pursuant to the terms of the Securities, UBS and you agree, in the absence of a statutory, regulatory, administrative or judicial ruling to the contrary, to characterize the Securities as a pre-paid derivative contract with respect to the underlying equity. If your Securities are so treated, you should generally not recognize any income or loss with respect to your Securities prior to their maturity, automatic call, redemption, sale or exchange and you should generally recognize capital gain or loss upon the sale, exchange, automatic call, redemption or maturity of your Securities in an amount equal to the difference between the amount you receive at such time and the amount you paid for your Securities. Such gain or loss should generally be long term capital gain or loss if you have held your Securities for more than one year.

Unless otherwise specified in this pricing supplement, in the opinion of our counsel, Cadwalader, Wickersham & Taft LLP, it would be reasonable to treat your Securities in the manner described above. However, because there is no authority that specifically addresses the tax treatment of the Securities, it is possible that your Securities could alternatively be treated for tax purposes in the manner described under “Supplemental U.S. Tax Considerations — Alternative Treatments” beginning on page PS-48 of the CARS product supplement. The risk that the Securities may be recharacterized for United States federal income tax purposes as instruments giving rise to current ordinary income (even before receipt of any cash) and short-term capital gain or loss (even if held for more than one year), is higher than with other non-principal protected equity-linked securities.

In 2007, the Internal Revenue Service released a notice that may affect the taxation of holders of the Securities. According to the notice, the Internal Revenue Service and the Treasury Department are actively considering whether the holder of an instrument such as the Securities should be required to accrue ordinary income on a current basis. It is not possible to determine what guidance they will ultimately issue, if any. It is possible, however, that under such guidance, holders of the Securities will ultimately be required to accrue income currently and this could be applied on a retroactive basis. The Internal Revenue Service and the Treasury Department are also considering other relevant issues, including whether additional gain or loss from such instruments should be treated as ordinary or capital, whether foreign holders of such instruments should be subject to withholding tax on any deemed income accruals, and whether the special “constructive ownership rules” of Section 1260 of the Internal Revenue Code should be applied to such instruments. Holders are urged to consult their tax advisors concerning the significance, and the potential impact, of the above considerations. Except to the extent otherwise required by law, UBS intends to treat your Securities for United States federal income tax purposes in accordance with the treatment described above and under “Supplemental U.S. Tax Considerations” beginning on page PS-46 of the CARS product supplement unless and until such time as the Treasury Department and Internal Revenue Service determine that some other treatment is more appropriate.

Moreover, in 2007, legislation was introduced in Congress that, if enacted, would have required holders of Securities purchased after the bill was enacted to accrue interest income over the term of the Securities despite the fact that there will be no interest payments over the term of the Securities. It is not possible to predict whether a similar or identical bill will be enacted in the future, or whether any such bill would affect the tax treatment of your Securities.

Beginning in 2013, U.S. holders that are individuals, estates, and certain trusts will be subject to an additional 3.8% tax on all or a portion of their “net investment income,” which may include any gain realized with respect to the Securities, to the extent of their net investment income that when added to their other modified adjusted gross income, exceeds $200,000 for an unmarried individual, $250,000 for a married taxpayer filing a joint return (or a surviving spouse), or $125,000 for a married individual filing a separate return. U.S. holders should consult their tax advisors with respect to their consequences with respect to the 3.8% Medicare tax.

Specified Foreign Financial Assets. Under recently enacted legislation, individuals that own “specified foreign financial assets” may be required to file information with respect to such assets with their tax returns, especially if such assets are held outside the custody of a U.S. financial institution. You are urged to consult your tax advisor as to the application of this legislation to your ownership of the Securities.

Supplemental Plan of Distribution (Conflicts of Interest)

We have agreed to sell to UBS Financial Services Inc. and certain of its affiliates, together the “Agents,” and the Agents have agreed to purchase, all of the Securities at the issue price less the underwriting discount indicated on the cover of this pricing supplement, the document filed pursuant to Rule 424(b) containing the final pricing terms of the Securities.

We or one of our affiliates may enter into swap agreements or related hedge transactions with one of our other affiliates or unaffiliated counterparties in connection with the sale of the Securities and UBS or its affiliates may earn additional income as a result of payments pursuant to the swap or related hedge transactions.

Conflicts of Interest — Each of UBS Securities LLC and UBS Financial Services Inc. is an affiliate of UBS and, as such, has a “conflict of interest” in this offering within the meaning of FINRA Rule 5121. In addition, UBS will receive the net proceeds (excluding the underwriting discount) from the initial public offering of the Securities, thus creating an additional conflict of interest within the meaning of Rule 5121. Consequently, the offering is being conducted in compliance with the provisions of Rule 5121. Neither UBS Securities LLC nor UBS Financial Services Inc. is permitted to sell Securities in this offering to an account over which it exercises discretionary authority without the prior specific written approval of the account holder.

Structured Product Categorization

To help investors identify appropriate Structured Products (“Structured Products”), UBS organizes its Structured Products into four categories: Protection Strategies, Optimization Strategies, Performance Strategies and Leverage Strategies. The Securities are classified by UBS as an Optimization Strategy for this purpose. The description below is intended to describe generally the four categories of Structured Products and the types of principal repayment features that may be offered on those products. This description should not be relied upon as a description of any particular Structured Product.

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Protection Strategies are structured to complement and provide the potential to outperform traditional fixed income instruments. These Structured Products are generally designed for investors with low to moderate risk tolerances.

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Optimization Strategies provide the opportunity to enhance market returns or yields and can be structured with full downside market exposure or with buffered or contingent downside market exposure. These structured products are generally designed for investors who can tolerate downside market risk.

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Performance Strategies provide efficient access to markets and can be structured with full downside market exposure or with buffered or contingent downside market exposure. These structured products are generally designed for investors who can tolerate downside market risk.

♦	Leverage Strategies provide leveraged exposure to the performance of an underlying asset. These Structured Products are generally designed for investors with high risk tolerances.

In order to benefit from any type of principal repayment feature, investors must hold the Securities to maturity.

Classification of Structured Products into categories is for informational purposes only and is not intended to guarantee particular results or performance.